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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT June 27, 2000

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

                Texas                                   74-2763837
      (State of incorporation)              (IRS Employer Identification Number)

           1500 Spencer Rd                                76205
             Denton, Texas                              (Zip Code)
(Address of principal executive offices)


                                  940-323-2624
              (Registrant's telephone number, including area code)



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Item 5. Other Events - Issuance of Equity Securities.

PRIVATE PLACEMENT OF CONVERTIBLE REDEEMABLE PREFERRED STOCK AND WARRANTS

On June 15, 2000, the Company closed a private placement of 10,000 shares of its newly created Series B 7% Convertible Redeemable Preferred Stock, $.01 par value per share, liquidating value $1,000 per share, and Warrants to purchase 2,500,000 shares of the Company's common stock, $.01 par value per share, at an aggregate price of $10,000,000. The shares of preferred stock are non-voting and initially convertible into shares of common stock based on a conversion price of $4.00 per share of common stock. The number of shares issuable is calculated by dividing the conversion price into the aggregate price of the preferred shares paid by the converting shareholder.

The Warrants grant the holders the right to purchase, at any time from June 1, 2000 until 5:30 P.M., central time, on June 1, 2003, up to an aggregate of 2,500,000 shares of common stock at an exercise price of $4.00 per share.

The preferred stock was sold to directors, several existing shareholders and other accredited investors in a transaction exempt from registration under
Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

The Company has agreed to register for resale on Form S-3 the common stock underlying the warrants and the preferred stock.

Outstanding common stock, after the conversion of the Series A and Series B preferred stock to common stock at the conversion price of $4.00 per share, would be 14,643,096 shares.

ADJUSTMENT TO SERIES A 5% CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION PRICE AND WARRANT EXERCISE PRICE

On May 18, 1999 and November 18, 1999, the Company sold an aggregate 10,000 shares of its Series A 5% Convertible Redeemable Preferred Stock, $.01 par value per share, liquidating value $1,000 per share, and Warrants to purchase 410,000 shares of the Company's common stock. The shares of preferred stock were non-voting and initially convertible into shares of common stock based on a conversion price of $11.86 per share of common stock. The conversion price was subject to adjustments quarterly and in the case of a second preferred stock offering at a lower conversion price.

The Warrants granted the holders the right to purchase, at any time from May 18, 1999 until 5:30 P.M., central time, on May 20, 2002, up to an aggregate of 410,000 shares of common stock at an exercise price of $11.86 per share. The Warrants were also subject to adjustment in the case of a second preferred stock offering at a lower exercise price.

The creation of the Series B 7% Convertible Redeemable Preferred Stock triggered an adjustment of the conversion price for the Series A preferred stock to $4.00 per share of common


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stock. Prior to the required adjustment in the conversion price, the Series A preferred stock was convertible into an aggregate 1,428,571 shares of common stock at $7.00/share. After the required adjustment, the Series A preferred stock is convertible into an aggregate 2,500,000 shares of common stock.

Additionally, the Warrants issued in connection with the Series A preferred stock were adjusted to increase the aggregate number of shares purchasable from 410,000 at $11.86 per share to 1,215,650 at $4.00 per share.


Item 7. Financial Statements and Exhibits

      Exhibits

         5.1      Securities Purchase Agreement



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              International Isotopes Inc.
                              (Registrant)



                              By: /s/ Paul Landers
                                  ------------------------
                                  Paul Landers
                                  Chief Financial Officer


                              By: /s/ David M. Camp, Ph.D.
                                  ------------------------
                                  David M. Camp, Ph.D.
                                  President and Chief Executive Officer




Date:  June 27, 2000


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                                 EXHIBIT INDEX



EXHIBIT
NUMBER             DESCRIPTION
------             -----------
5.1                Securities Purchase Agreement